Exhibit (h)(7)(v)

AMENDMENT TO FUND PARTICIPATION AGREEMENT
(Service Shares)
Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America (the “Company”), an Arizona stock life insurance company and Janus Aspen Series (the “Trust”), an open-end management investment company organized as a Delaware business trust, entered into a certain fund participation agreement dated July 12, 2000, as amended (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of July 7, 2022, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and the Trust (collectively, the “Parties”).

RECITALS
WHEREAS, the Parties wish to add two new Separate Accounts to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Trust hereby agree to supplement and amend the Participation Agreement as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

This Amendment may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., facsimile or emailed portable document format (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form.
Facsimile or electronic signatures will have the same legal effect as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:
Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account
  By: /s/ Kenneth Kozlowski

Print Name: Kenneth Kozlowski
Title: Senior Vice President
Date: 7/8/2022 | 7:36 AM PDT

The Trust:

Janus Aspen Series

By: /s/ Abigail Murray
Print Name: Abigail Murray
Title: Vice President, Secretary and Chief Legal Officer
Date: July 7, 2022 | 10:27 MDT

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account
Contracts Funded
By Separate Account
Equitable America Variable Account No. 70A
All Contracts
Equitable America Variable Account L
All Contracts
Equitable America Variable Account A
All Contracts
Equitable America Variable Account P
All Contracts
Equitable America Variable Account K
All Contracts
Variable Account AA
All Contracts